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                                   EXHIBIT 21


                         Subsidiaries of the Registrant

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Name                                                                                      Jurisdiction of
                                                                                           Organization
Progress Bank...............................................................................United States

     Progress Holdings, Inc.................................................................Pennsylvania

         Progress Leasing Company...........................................................Maryland

     PBIC, Inc..............................................................................Delaware

     Pilot Financial Corporation............................................................Pennsylvania

     Progress Realty Advisors, Inc..........................................................Pennsylvania

     Progress Sentry Corporation............................................................Pennsylvania

KMR Management, Inc.........................................................................Pennsylvania

Progress Capital, Inc.......................................................................Delaware

Progress Capital II, Inc....................................................................Delaware

Progress Capital Management, Inc............................................................Pennsylvania

Progress Development Corporation............................................................Pennsylvania

Progress Financial Resources, Inc...........................................................Delaware

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